EXHIBITS TO BE FILED BY EDGAR

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Exhibits:
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12-B         -  Statement  Showing   Computation  of  Consolidated  Ratio  of
                Earnings to Fixed Charges for the Nine Months Ended September 30, 2000.

12-C         -  Statement  Showing   Computation  of  Consolidated  Ratio  of
                Earnings to Fixed Charges for the Twelve Months Ended  September
                30, 2000.